                                                                    EXHIBIT 23.3

                     CONSENT OF KANE REECE ASSOCIATES, INC.

         We hereby  consent  to the use of our name and the  description  of our opinion letter,  dated September 8, 2003, under the captions  "SUMMARY--Fairness
Opinion," "THE  CONSOLIDATION--Opinion of Kane Reece Associates,  Inc." and "THE
CONSOLIDATION    AGREEMENT--Conditions    to   Closing"   in   the   Information
Statement/Prospectus    of   Empire    Resorts,    Inc.,    which    Information
Statement/Prospectus is part of the Registration Statement on Form S-4 of Empire
Resorts, Inc. filed with the Securities and Exchange Commission on September 26,
2003.

                                                 /s/ Kane Reece Associates, Inc.
                                                 -------------------------------
                                                 September 26, 2003